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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                 INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST

An Annual Meeting ("Meeting") of Shareholders of Invesco Municipal Income Opportunities Trust (the "Fund") was held on July 17, 2012. The Meeting was held for the following purpose:

(1).Elect six Trustees to its Board of Trustees, each of whom will serve for a three-year term or until their successors have been duly elected and qualified.

The results of the voting on the above matter were as follows:

                                              Votes     Votes
                  Matter                       For     Against
                  ------                    ---------- -------
                  (1). James T. Bunch...... 16,091,032 747,418
                       Bruce L. Crockett... 16,107,412 731,038
                       Rodney F. Dammeyer.. 16,093,577 744,873
                       Jack M. Fields...... 16,082,032 756,418
                       Martin L. Flanagan.. 16,093,756 744,694
                       Carl Frischling..... 16,088,634 749,816

The Meeting was adjourned until August 14, 2012, with respect to the following proposals:

(1). Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware statutory trust.

(2bi). Approval of an Agreement and Plan of Merger that provides for Invesco Municipal Income Opportunities Trust II to merge with and into the Fund.

(2bii). Approval of an Agreement and Plan of Merger that provides for Invesco Municipal Income Opportunities Trust III to merge with and into the Fund.

The results of the voting on the above matters were as follows:

                                                                         Votes     Votes   Votes   Broker
Matters                                                                   For     Against Abstain Non-Votes
-------                                                                ---------- ------- ------- ---------
(1). Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware statutory trust............................................................... 10,186,656 539,852 355,063 2,334,726
(2bi). Approval of an Agreement and Plan of Merger that provides for
  Invesco Municipal Income Opportunities Trust II to merge with and into the Fund....................................................... 10,186,400 573,322 321,849 2,334,726
(2bii). Approval of an Agreement and Plan of Merger that provides for
  Invesco Municipal Income Opportunities Trust III to merge with and into the Fund....................................................... 10,181,399 580,279 319,893 2,334,726

The advisory fee proposal was adjourned until September 25, 2012. Results from the adjourned meeting will be reflected in the next report to shareholders.